SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                             September 23, 2005
Date of Report   (Date of earliest event reported)

      The Hershey Company
(Exact name of registrant as specified in its charter)

                                Delaware
(State or other jurisdiction of incorporation)

1-183 (Commission File Number)	23-0691590 (IRS Employer Identification No.)

    100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:  (717)  534-6799

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 Pages
Exhibit Index - Page 4

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01    Entry Into a Material Definitive Agreement

        In November 2004, The Hershey Company (the “Company”) entered into a five year credit agreement (the “Five Year Credit Agreement”) with banks, financial institutions and other institutional lenders (collectively the “Lenders”) more fully described in the Company’s Current Report on Form 8-K, filed November 16, 2004. The Five Year Credit Agreement established an unsecured revolving credit facility under which the Company may borrow up to $900 million with the option to increase borrowings by an additional $600 million with the concurrence of the Lenders. Funds borrowed (“Borrowings”) may be used for general corporate purposes, including commercial paper backstop.

        During September 2005, Borrowings under the Five Year Credit Agreement (exclusively in the form of commercial paper backstop) approached $900 million. Due to the pending retirement of the Company’s $200 million 6.70% notes due October 1, 2005, a recent contribution to the Company’s pension plans and seasonal working capital needs, the Company currently expects Borrowings (again, exclusively in the form of commercial paper backstop) to exceed $900 million for a short period of time beginning early October 2005 and ending on December 30, 2005. In lieu of increasing the borrowing limit under the Five Year Credit Agreement, the Company entered into a new short-term credit agreement (the “Short-Term Credit Agreement”) on September 23, 2005 with the banks, financial institutions and other institutional lenders listed on the signature pages thereof (collectively the “New Facility Lenders”), Citibank, N.A., as administrative agent for the New Facility Lenders, Bank of America, N.A., as syndication agent, UBS Loan Finance LLC, as documentation agent, and Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book managers. The Short-Term Credit Agreement establishes an unsecured revolving credit facility under which the Company may borrow up to $300 million. Funds borrowed may be used for general corporate purposes, including commercial paper backstop. Advances other than competitive bid advances may be repaid without penalty at any time prior to the last day of the Agreement. Competitive bid advances must be paid at maturity, and may not be prepaid. The Credit Agreement contains a financial covenant whereby the ratio of (a) pre-tax income from continuing operations from the most recent four fiscal quarters to (b) consolidated interest expense for the most recent four fiscal quarters may not be less than 2.0 to 1.0 at the end of each fiscal quarter. The Credit Agreement contains customary representations and warranties and events of default. Payment of outstanding advances may be accelerated, at the option of the New Facility Lenders, should the Company default in its obligations under the Short-Term Credit Agreement. The Short-Term Credit Agreement will expire on December 30, 2005. A copy of the Short-Term Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

        The foregoing description of the Short-Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Short-Term Credit Agreement attached hereto as Exhibit 10.1.

Page 2 of 4 Pages
Exhibit Index – Page 4

        In the ordinary course of their respective businesses, the New Facility Lenders and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates. The New Facility Lenders are Lenders under the Five Year Credit Agreement along with six other banking institutions. Citibank, N.A. is Trustee, and affiliates of Bank of America N.A. and UBS Loan Finance LLC were underwriters of, the Company’s recent offering of $250 million 4.850% Notes due August 15, 2015.

Item    2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

10.1 Credit Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   September 28, 2005

                 THE HERSHEY COMPANY

By:     /s/David J. West
David J. West
              Senior Vice President,
               Chief Financial Officer

Page 3 of 4 Pages
Exhibit Index - Page 4

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement

Page 4 of 4 Pages
Exhibit Index - Page 4